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                                                                    EXHIBIT 10.7


                            INVESTOR RIGHTS AGREEMENT


         INVESTOR RIGHTS AGREEMENT (the "Agreement"), made as of August 27, 2002 by and among PRG-Schultz International, Inc., a Georgia corporation (the "Company"), Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, Berkshire Investors LLC, a Massachusetts limited liability company (collectively, "Berkshire") and Blum Strategic Partners II, L.P., a Delaware limited partnership ("Blum"), each a holder of shares of common stock, no par value, of the Company (the "Common Stock").

         WHEREAS, pursuant to the stock purchase agreement dated August 16, 2002 between the Howard H. Schultz, Andrew H. Schultz, HHS Charitable Lead Annuity Trust, LVS Charitable Lead Annuity Trust, Daniel Alan Schultz HHS (2001) GST Trust, Daniel Alan Schultz LVS (2001) GST Trust, Jaynie Schultz Romaner HHS
(2001) GST Trust, Jaynie Schultz Romaner LVS (2001) GST Trust, The Andrew H. Schultz Irrevocable Trust (collectively, the "Schultz Shareholders") and Berkshire (the "Berkshire Stock Purchase Agreement"), the Schultz Shareholders are selling 4,338,507 shares of their Common Stock to Berkshire in a private placement;

         WHEREAS, pursuant to the stock purchase agreement dated August 16, 2002 between the Schultz Shareholders and Blum (the "Blum Stock Purchase Agreement"), the Schultz Shareholders are selling 4,338,507 shares of their Common Stock to Blum in a private placement; and

         WHEREAS, in connection with the Berkshire Stock Purchase Agreement and the Blum Stock Purchase Agreement, the Company, Berkshire and Blum agree to enter into this Agreement.

         NOW THEREFORE, in consideration of the premises and agreements set forth herein, the parties agree with each other as follows:

         1. Nomination of Berkshire Director. Immediately after the date hereof, the Company shall utilize reasonable efforts to cause its Board Nominating Committee or the full Board to designate Garth H. Greimann as a nominee for election to the Board of Directors of the Company (the "Board") for so long as Berkshire or their affiliates hold in excess of 2,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and reclassifications). In the event Garth H. Greimann shall cease to serve as a member of the Board for any reason, the Company shall utilize reasonable efforts to cause its Board Nominating Committee or the full Board to designate Ross M. Jones or another person designated by Berkshire as a nominee for election to the Board.

         2. Nomination of Blum Director. Immediately after the date hereof, the Company shall utilize reasonable efforts to cause its Board Nominating Committee or the full Board to designate N. Colin Lind as a nominee for election to the Board for so long as Blum or their affiliates hold in excess of 2,000,000 shares of Common Stock (subject to adjustment for stock

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splits, stock dividends and reclassifications). In the event N. Colin Lind shall cease to serve as a member of the Board for any reason, the Company shall utilize reasonable efforts to cause its Board Nominating Committee or the full Board to designate Jose S. Medeiros or another person designated by Blum as a nominee for election to the Board.

         3. Berkshire Observer Rights. For so long as Berkshire and its affiliates beneficially own or control any shares of Common Stock (subject to adjustment for stock splits, stock dividends and reclassifications), the Company shall permit a person designated by Berkshire to attend all meetings of the Board and its committees, other than executive sessions, and such observer shall have the right to receive all written information provided by the Company's management to the Board. Such observer shall initially be Ross M. Jones. Such observer shall have no right to vote on any matter presented to the Board, but otherwise shall have (i) the right to examine books and records of the Company,
(ii) the right to review and participate in all discussions of the Board including, without limitation, discussions regarding capital or equity programs, other than executive sessions, (iii) the right to receive, upon request, any information relating to the Company and (iv) the right to meet and consult with the management of the Company on a regular basis; provided, that any such designee shall agree to be bound by all policies relating to confidentiality and material non-public information which are applicable to the directors and senior executive officers of the Company.

         4. Blum Observer Rights. For so long as Blum and its affiliates beneficially own or control any shares of Common Stock (subject to adjustment for stock splits, stock dividends and reclassifications), the Company shall permit a person designated by Blum to attend all meetings of the Board and its committees, other than executive sessions, and such observer shall have the right to receive all written information provided by the Company's management to the Board. Such observer shall initially be Jose S. Medeiros. Such observer shall have no right to vote on any matter presented to the Board, but otherwise shall have (i) the right to examine books and records of the Company, (ii) the right to review and participate in all discussions of the Board including, without limitation, discussions regarding capital or equity programs, other than executive sessions, (iii) the right to receive, upon request, any information relating to the Company and (iv) the right to meet and consult with the management of the Company on a regular basis; provided, that any such designee shall agree to be bound by all policies relating to confidentiality and material non-public information which are applicable to the directors and senior executive officers of the Company. All rights of Blum under Section 4.1 of that certain Note Purchase Agreement with the Company dated as of December 3, 2001, are hereby terminated.

         5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized


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overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

         a.       If to the Company, to:

                  PRG-Schultz International, Inc.
                  2300 Windy Ridge Parkway
                  Suite 100 North Tower
                  Atlanta, Georgia 30339-8426
                  Telephone: (770) 779-3900
                  Facsimile: (770) 779-3034
                  Attention: Clinton D. McKellar, Esq.

                  With a copy to:

                  Arnall Golden Gregory LLP
                  2800 One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, Georgia  30309
                  Telephone: (404) 873-8700
                  Facsimile: (404) 873-8701
                  Attention: Jonathan Golden, Esq.

         b.       If to Berkshire, to:

                  Berkshire Partners LLC
                  One Boston Place
                  Boston, Massachusetts 02108-4401
                  Telephone:  (617) 227-0050
                  Facsimile:  (617) 227-6105
                  Attention:  Ross M. Jones

                  With a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts 02110
                  Telephone: (617) 951-7000
                  Facsimile: (617) 951-7050
                  Attention: David C. Chapin, Esq.
                             Jane D. Goldstein, Esq.

         c.       If to the Blum, to:

                  Blum Strategic Partners II, L.P.


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                  909 Montgomery Street
                  Suite 400
                  San Francisco, California  94133
                  Telephone:  (415) 434-1111
                  Facsimile:  (415) 434-3130
                  Attention:  Murray Indick

                  With a copy to:

                  Simpson Thacher & Bartlett
                  3330 Hillview Avenue
                  Palo Alto, CA 94304
                  Telephone: (650) 251-5000
                  Facsimile: (650) 251-5002
                  Attention: Michael Nooney

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         7. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

         8. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the


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validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         11. Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

         12. Assignment. No party hereto may assign its rights or obligations under this Agreement, provided that Berkshire and Blum may assign its rights hereunder to any one or more of its affiliates.

         13. Further Assurances. The Company, Berkshire and Blum each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the actions contemplated by this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       PRG-SCHULTZ
                                       INTERNATIONAL, INC.


                                       By: /s/ Clinton McKellar, Jr.
                                          ----------------------------------
                                          Name: Clinton McKellar, Jr.
                                          Title: General Counsel and Secretary



                                       BERKSHIRE FUND V, LIMITED PARTNERSHIP

                                       By: Fifth Berkshire Associates LLC
                                       its General Partner


                                       By: /s/ Ross M. Jones
                                          ----------------------------------
                                          Name: Ross M. Jones
                                          Title: Managing Director



                                       BERKSHIRE INVESTORS LLC


                                       By: /s/ Ross M. Jones
                                          ----------------------------------
                                          Name: Ross M. Jones
                                          Title: Managing Director


                                       BLUM STRATEGIC PARTNERS II, L.P.


                                       By: Blum Strategic GP II, L.L.C.
                                       its General Partner


                                       By: /s/ Murray A. Indick
                                          ----------------------------------
                                          Name: Murray A. Indick
                                          Title: Member